                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)        NOVEMBER 6, 2000
                                                --------------------------------


                        BRISTOL RETAIL RESOLUTIONS, INC.
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             (Exact name of registrant as specified in its charter)


         DELAWARE                       000-21633                58-2235556
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(State or other jurisdiction         (Commission File          (IRS Employer
 or incorporation)                        Number)            Identification No.)


        3760 KILROY AIRPORT WAY, SUITE 450, LONG BEACH, CALIFORNIA 90806
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code        (562) 988-3660
                                                   -----------------------------


          5000 BIRCH STREET, SUITE 205, NEWPORT BEACH, CALIFORNIA 92660
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          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.
         -------------------------------------

         On November 6, 2000, Registry Magic Incorporated ("Registry Magic") and Bristol Retail Solutions, Inc. ("Bristol") entered into an Agreement and Plan of Merger, dated as of November 6, 2000 (the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to conditions thereof, Bristol will merge with and into a wholly-owned subsidiary of Registry Magic (the "Merger Subsidiary") to be formed solely for purposes of effecting such merger (the "Merger"). The Merger Subsidiary will be the surviving corporation in the Merger. In the Merger, all outstanding shares of common stock of Bristol shall be converted into the right to receive .65 of a share of Registry Common Stock, $.001 par value per share.

         The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the full text of such agreements, a copy of which are filed hereto.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS.
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         (1) Agreement and Plan of Merger dated November 6, 2000 by and among Bristol Retail Solutions, Inc., RMAG Acquisition Corp. and Registry Magic Incorporated.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                BRISTOL RETAIL SOLUTIONS, INC.


                                                By: /S/ DAVID KAYE
                                                   -----------------------------
                                                   David Kaye, President

DATED:  November 21, 2000